Securities and Exchange Commission
Washington, DC

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this registration statement of Sterling Group Ventures, Inc. on Form SB-2, Amendment 6 of our report dated January 30, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
April 11, 2003